Exhibit 99.1

A123 Systems Names David Prystash Chief Financial Officer

WALTHAM, MA—May 4, 2011—A123 Systems, Inc. (Nasdaq:AONE), a developer and manufacturer of advanced Nanophosphate ® lithium ion batteries and systems, today announced that David Prystash has accepted an offer to become the Company’s Chief Financial Officer.  Prystash, who is expected to join A123 effective May 12, 2011, has more than 25 years of financial and operational leadership, including more than two decades at Ford Motor Company.

“David Prystash brings considerable financial and executive leadership skills to A123, and we are thrilled that he will be joining as our new Chief Financial Officer,” said David Vieau, Chief Executive Officer of A123 Systems. “David has managed multi-billion dollar organizations as an executive in both financial and operational roles. He also has more than two decades of experience in the automotive industry, which is the market we expect to represent the largest portion of our revenue over the long-term.  We look forward to David’s contributions as we move A123 toward its long-term profitability objectives in the years ahead.”

Prior to joining A123, Prystash served as Chief Financial Officer for NewPage Corporation, the largest coated paper manufacturer in North America with $3.6 billion in sales and 7,300 employees.  Before that, Prystash spent more than 20 years at Ford Motor Company, where he held a variety of senior financial and operational leadership positions.  Prystash served as Chief Financial Officer of Ford’s global product development and purchasing where he was responsible for managing multi-billion dollar annual capital investment and engineering budgets, in addition to capital allocation for Ford Motor Company globally.  He also served as an Executive Director of Ford’s Pre-Owned and Vehicle Remarketing.  David’s leadership experience also includes serving on the Board of Directors for Ballard Power Systems and NewPage.

Prystash received a bachelor’s degree in administrative and managerial science with a major in economics and a master’s degree in industrial administration from Carnegie Mellon University.

“I am extremely excited to join A123 Systems, which has established a technology and market leadership position for advanced battery systems,” said Prystash.  “With the ramping production of A123’s new facilities in Michigan, the company is at an exciting inflection point.  I look forward to helping manage A123’s rapid growth, capacity investment and growth initiatives.”

About A123 Systems

A123 Systems, Inc. (Nasdaq: AONE) develops and manufactures advanced lithium ion batteries and battery systems for the transportation, electric grid services and commercial markets. Headquartered in Massachusetts and founded in 2001, A123’s proprietary nanoscale electrode technology is built on initial developments from the Massachusetts Institute of Technology. For additional information please visit www.a123systems.com.

Safe Harbor Disclosure

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks, uncertainties and other factors, including statements with respect to the expected transition to a new CFO and the company’s long-term opportunities and prospects for future profitability.  Among the factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: delays in the development of A123’s products, delays in the scale-up of A123’s manufacturing capacity, adverse economic conditions in general and adverse economic conditions specifically affecting the markets in which A123 operates, and other risks detailed in A123 Systems’ 10-K for the year ended December 31, 2010 and other publicly-available filings with the Securities and Exchange Commission. All forward-looking statements reflect A123’s expectations only as of the date of this release and should not be relied upon as reflecting A123’s views, expectations or beliefs at any date subsequent to the date of this release.

Contacts:

A123 Systems Public Relations Contact:

A123 Systems

Dan Borgasano

617-972-3471

dborgasano@a123systems.com

Edelman

Courtney Kessler

212-277-3720

courtney.kessler@edelman.com

A123 Systems Investor Relations Contact:

ICR, LLC

Garo Toomajanian

617-972-3450

ir@a123systems.com